Exhibit 99.1
Customers Bancorp, Inc. (NYSE:CUBI)
701 Reading Avenue
West Reading, PA 19611

Contact:
David W. Patti, Communications Director 610-451-9452
Customers Bancorp Reports Results for Third Quarter 2023
Third Quarter 2023 Highlights
•Q3 2023 net income available to common shareholders was $83.0 million, or $2.58 per diluted share; ROAA was 1.57% and ROCE was 23.97%.
•Q3 2023 core earnings* were $83.3 million, or $2.59 per diluted share; Core ROAA* was 1.57% and Core ROCE* was 24.06%.
•CET 1 capital ratio of 11.3%1 at September 30, 2023, compared to 10.3% at June 30, 2023, achieving goal of 11.0% - 11.5% one quarter earlier than expected.
•Q3 2023 net interest margin, tax equivalent (NIM) was 3.70%, an increase of 55 basis points over Q2 2023 NIM of 3.15%, largely resulting from higher than expected discount accretion on the Venture Banking portfolio acquired in Q2 2023.
•Total deposits grew by $244.9 million in Q3 2023 over Q2 2023 with a significant positive mix shift. Q3 2023 core deposit growth of $1.3 billion drove the repayment of maturing wholesale CDs of $937 million and callable FHLB advances of $510 million. Q3 2023 non-interest bearing deposits increased $268.5 million, or 6%, over Q2 2023.
•Total estimated insured deposits were 78%2 of total deposits at September 30, 2023, with immediately available liquidity covering uninsured deposits by approximately 239%.
•Q3 2023 adjusted pre-tax pre-provision net income* was $128.6 million; adjusted pre-tax pre-provision ROAA* was 2.32%; and adjusted pre-tax pre-provision ROCE* was 36.04%.
•Q3 2023 provision for credit losses on loans and leases of $17.1 million was lower compared to Q2 2023 largely driven by lower balances in loans held for investment.
•Non-performing assets were $30.0 million, or 0.14% of total assets, at September 30, 2023 compared to 0.13% at June 30, 2023. Allowance for credit losses on loans and leases equaled 466% of non-performing loans at September 30, 2023, compared to 494% at June 30, 2023.
•Q3 2023 book value per share and tangible book value per share* both grew by $3.31, or 7.9% over Q2 2023, driven by strong quarterly earnings combined with decreased AOCI losses of $18.4 million over the same time period.

*Non-GAAP measure. Customers' reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

[1] Regulatory capital ratios as of September 30, 2023 are estimates.
[2] Uninsured deposits (estimate) of $4.8 billion to be reported on the Bank's call report, less state and municipal deposits of $591.3 million collateralized by standby letters of credit from the FHLB and from our affiliates of $99.2 million.

CEO Commentary
West Reading, PA, October 26, 2023 - “We are pleased to share our third quarter results as we continued to execute on our strategic priorities and delivered another strong quarter for shareholders,” said Customers Bancorp Chairman and CEO Jay Sidhu. “While the banking industry has broadly stabilized following the events earlier this year, the headwinds of higher funding costs and net interest margin compression have not subsided for most banks. We demonstrated the sustainability of our differentiated deposit strategy by growing core deposits by $1.3 billion in the third quarter resulting in $245 million in total deposit growth. The remaining liquidity inflows, and a modest amount of balance sheet cash, were used to payoff maturing wholesale CDs of $937 million and $510 million in callable FHLB advances. The core deposit growth was broad-based with 13 different channels contributing $25 million or more and benefited from the onboarding of deposits from our new Venture Banking clients. Non-interest bearing deposits as a percentage of deposits increased modestly to 26%. Our net interest margin continued to expand in the quarter in contrast to the industry headwinds. Elevated payoffs and maturities in the acquired Venture Banking portfolio resulted in outsized discount accretion which contributed to our net interest income. Capital levels continued to increase substantially during the quarter as evidenced by a 50 basis point increase in our TCE ratio* and a 100 basis point increase in our CET1 ratio to end the quarter at 11.3%. We remain well-positioned to continue strengthening our deposit franchise, improve our profitability, and increase our capital ratios,” stated Jay Sidhu.
“Our Q3 2023 GAAP earnings were $83.0 million, or $2.58 per diluted share, well above consensus estimates. At September 30, 2023, our deposit base was well diversified, with approximately 78%2 of total deposits insured. We maintain a strong liquidity position, with $9.7 billion of liquidity immediately available, which covers approximately 239% of uninsured deposits and our loan to deposit ratio was 75%. We continue to be selective on new loan production given the uncertain environment and our commitment to improve our capital ratios and are focusing new loan production where we have a holistic and primary relationship. We are seeing attractive new origination opportunities and we remain firmly committed to serving our clients. We have ample liquidity and capital to support their needs. At September 30, 2023, we had $3.4 billion of cash on hand, which we believe is prudent balance sheet and liquidity management in the current environment. Asset quality remains exceptional with our NPA ratio remaining roughly flat at just 0.14% of total assets and reserve levels are robust at over 465% of total non-performing loans at the end of Q3 2023. Our exposure to higher risk commercial real estate such as the office and retail sectors is minimal, each representing only 1% of the loan portfolio. Continued execution on our strategic priorities has positioned us favorably for success through the remainder of 2023 and into 2024 from a capital, credit, liquidity, interest rate risk and earnings perspective. We will remain disciplined, but opportunistic, with our balance sheet capacity to minimize risk and maintain robust capital levels. We are extremely proud of the progress we made in the quarter and are confident in our risk management capabilities and ability to provide excellent service to our clients in all operating environments. We are excited and optimistic about the opportunities ahead,” Jay Sidhu continued.

*Non-GAAP measure. Customers' reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

[1] Regulatory capital ratios as of September 30, 2023 are estimates.
[2] Uninsured deposits (estimate) of $4.8 billion to be reported on the Bank's call report, less state and municipal deposits of $591.3 million collateralized by standby letters of credit from the FHLB and from our affiliates of $99.2 million.

Financial Highlights

(Dollars in thousands, except per share data)	At or Three Months Ended		Increase (Decrease)
	September 30, 2023	June 30, 2023
Profitability Metrics:
Net income available for common shareholders	$82,953	$44,007	$38,946	88.5%
Diluted earnings per share	$2.58	$1.39	$1.19	85.6%
Core earnings*	$83,294	$52,163	$31,131	59.7%
Core earnings per share*	$2.59	$1.65	$0.94	57.0%
Return on average assets ("ROAA")	1.57%	0.88%	0.69
Core ROAA*	1.57%	1.03%	0.54
Return on average common equity ("ROCE")	23.97%	13.22%	10.75
Core ROCE*	24.06%	15.67%	8.39
Adjusted pre-tax pre-provision net income*	$128,564	$96,833	$31,731	32.8%
Net interest margin, tax equivalent	3.70%	3.15%	0.55
Loan yield	7.87%	6.83%	1.04
Cost of deposits	3.24%	3.11%	0.13
Efficiency ratio	41.01%	49.25%	(8.24)
Core efficiency ratio*	41.04%	47.84%	(6.80)
Balance Sheet Trends:
Total assets	$21,857,152	$22,028,565	$(171,413)	(0.8)%
Total loans and leases	$13,713,482	$13,910,907	$(197,425)	(1.4)%
Non-interest bearing demand deposits	$4,758,682	$4,490,198	$268,484	6.0%
Total deposits	$18,195,364	$17,950,431	$244,933	1.4%
Capital Metrics:
Common Equity	$1,423,813	$1,318,858	$104,955	8.0%
Tangible Common Equity*	$1,420,184	$1,315,229	$104,955	8.0%
Common Equity to Total Assets	6.5%	6.0%	0.5
Tangible Common Equity to Tangible Assets*	6.5%	6.0%	0.5
Book Value per common share	$45.47	$42.16	$3.31	7.9%
Tangible Book Value per common share*	$45.36	$42.04	$3.32	7.9%
Common equity Tier 1 capital ratio (1)	11.3%	10.3%	1.0
Total risk based capital ratio (1)	14.3%	13.2%	1.1

(1) Regulatory capital ratios as of September 30, 2023 are estimates.
*Non-GAAP measure. Customers' reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

Financial Highlights

(Dollars in thousands, except per share data)	At or Three Months Ended		Increase (Decrease)		Nine Months Ended		Increase (Decrease)
	September 30, 2023	September 30, 2022			September 30, 2023	September 30, 2022
Profitability Metrics:
Net income available for common shareholders	$82,953	$61,364	$21,589	35.2%	$177,225	$192,779	$(15,554)	(8.1)%
Diluted earnings per share	$2.58	$1.85	$0.73	39.5%	$5.53	$5.72	$(0.19)	(3.3)%
Core earnings*	$83,294	$82,270	$1,024	1.2%	$186,600	$217,047	$(30,447)	(14.0)%
Core earnings per share*	$2.59	$2.48	$0.11	4.4%	$5.82	$6.44	$(0.62)	(9.6)%
Return on average assets ("ROAA")	1.57%	1.24%	0.33		1.17%	1.34%	(0.17)
Core ROAA*	1.57%	1.64%	(0.07)		1.22%	1.50%	(0.28)
Return on average common equity ("ROCE")	23.97%	19.33%	4.64		17.84%	20.58%	(2.74)
Core ROCE*	24.06%	25.91%	(1.85)		18.79%	23.17%	(4.38)
Adjusted pre-tax pre-provision net income*	$128,564	$100,994	$27,570	27.3%	$314,679	$319,335	$(4,656)	(1.5)%
Net interest margin, tax equivalent	3.70%	3.16%	0.54		3.28%	3.38%	(0.10)
Loan yield	7.87%	5.08%	2.79		7.12%	4.77%	2.35
Cost of deposits	3.24%	1.48%	1.76		3.23%	0.80%	2.43
Efficiency ratio	41.01%	50.00%	(8.99)		45.62%	43.46%	2.16
Core efficiency ratio*	41.04%	42.57%	(1.53)		45.03%	41.23%	3.80
Balance Sheet Trends:
Total assets	$21,857,152	$20,367,621	$1,489,531	7.3%
Total loans and leases	$13,713,482	$15,336,688	$(1,623,206)	(10.6)%
Non-interest bearing demand deposits	$4,758,682	$2,993,793	$1,764,889	59.0%
Total deposits	$18,195,364	$17,522,438	$672,926	3.8%
Capital Metrics:
Common Equity	$1,423,813	$1,249,137	$174,676	14.0%
Tangible Common Equity*	$1,420,184	$1,245,508	$174,676	14.0%
Common Equity to Total Assets	6.5%	6.1%	0.4
Tangible Common Equity to Tangible Assets*	6.5%	6.1%	0.4
Book Value per common share	$45.47	$38.46	$7.01	18.2%
Tangible Book Value per common share*	$45.36	$38.35	$7.01	18.3%
Common equity Tier 1 capital ratio (1)	11.3%	9.8%	1.5
Total risk based capital ratio (1)	14.3%	12.5%	1.8

(1) Regulatory capital ratios as of September 30, 2023 are estimates.
*Non-GAAP measure. Customers' reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

Key Balance Sheet Trends
Loans and Leases
The following table presents the composition of total loans and leases as of the dates indicated:

(Dollars in thousands)	September 30, 2023	% of Total	June 30, 2023	% of Total	September 30, 2022	% of Total
Loans and Leases Held for Investment
Commercial:
Commercial & industrial:
Specialty lending	$5,422,161	40.0%	$5,534,832	40.0%	$5,103,974	33.3%
Other commercial & industrial	1,115,364	8.2	1,052,145	7.6	1,064,332	7.0
Multifamily	2,130,213	15.7	2,151,734	15.6	2,263,268	14.8
Loans to mortgage companies	1,042,549	7.7	1,108,598	8.0	1,708,587	11.1
Commercial real estate owner occupied	794,815	5.9	842,042	6.1	726,670	4.7
Loans receivable, PPP	137,063	1.0	188,763	1.4	1,154,632	7.5
Commercial real estate non-owner occupied	1,178,203	8.7	1,211,091	8.8	1,263,211	8.2
Construction	252,588	1.8	212,214	1.5	136,133	0.9
Total commercial loans and leases	12,072,956	89.0	12,301,419	89.0	13,420,807	87.5
Consumer:
Residential	483,133	3.6	487,199	3.5	465,772	3.1
Manufactured housing	40,129	0.3	41,664	0.3	46,990	0.3
Installment:
Personal	629,843	4.6	752,470	5.4	1,056,432	6.9
Other	337,053	2.5	250,047	1.8	341,463	2.2
Total installment loans	966,896	7.1	1,002,517	7.2	1,397,895	9.1
Total consumer loans	1,490,158	11.0	1,531,380	11.0	1,910,657	12.5
Total loans and leases held for investment	$13,563,114	100.0%	$13,832,799	100.0%	$15,331,464	100.0%

Loans Held for Sale
Commercial:
Multifamily	$—	—%	$—	—%	$4,108	78.6%
Commercial real estate non-owner occupied	—	—	—	—	—	—
Total commercial loans and leases	—	—	—	—	4,108	78.6
Consumer:
Residential	1,005	0.7	1,234	1.6	1,116	21.4
Installment:
Personal	124,848	83.0	76,874	98.4	—	—
Other	24,515	16.3	—	—	—	—
Total installment loans	149,363	99.3	76,874	98.4	—	—
Total consumer loans	150,368	100.0	78,108	100.0	1,116	21.4
Total loans held for sale	$150,368	100.0%	$78,108	100.0%	$5,224	100.0%

Total loans and leases portfolio	$13,713,482		$13,910,907		$15,336,688
Loans and Leases Held for Investment
Loans and leases held for investment were $13.6 billion at September 30, 2023, down $269.7 million, or 1.9%, from June 30, 2023, consistent with our stated goal of purposely moderating loan growth and exiting non-strategic relationships. Loans held for investment decreased modestly in every category, except for relatively small increases in construction loans and in other commercial and industrial ("C&I") loans quarter-over-quarter. Other C&I loans increased $63.2 million, or 6.0% quarter-over-quarter, to $1.1 billion. Loans to mortgage companies decreased $66.0 million, or 6.0% quarter-over-quarter due to lower mortgage activity. Consumer installment loans held for investment decreased $35.6 million, or 3.6% quarter-over-quarter, to $1.0 billion as we continue to execute on our held-for-sale strategy and de-risk the held-for-investment loan portfolio in 2023.

Loans and leases held for investment of $13.6 billion at September 30, 2023 was down $1.8 billion, or 11.5%, year-over-year, largely driven by reduced balances in PPP loans of $1.0 billion, loans to mortgage companies of $666.0 million and consumer installment loans of $431.0 million, offset in part by net growth in the lower risk variable rate specialty lending verticals of $318.2 million. Consumer installment loans held for investment decreased $431.0 million, or 30.8% year-over-year, to $966.9 million as we continue to execute on our held-for-sale strategy and de-risk the held-for-investment loan portfolio in 2023.
Loans Held for Sale
Loans held for sale increased $72.3 million quarter-over-quarter, and were $150.4 million at September 30, 2023 as we continue to build out our held-for-sale strategy in 2023.
Allowance for Credit Losses on Loans and Leases

The following table presents the allowance for credit losses on loans and leases as of the dates and for the periods presented:

	At or Three Months Ended		Increase (Decrease)	At or Three Months Ended		Increase (Decrease)
(Dollars in thousands)	September 30, 2023	June 30, 2023		September 30, 2023	September 30, 2022
Allowance for credit losses on loans and leases	$139,213	$139,656	$(443)	$139,213	$130,197	$9,016
Provision (benefit) for credit losses on loans and leases	$17,055	$22,363	$(5,308)	$17,055	$(7,836)	$24,891
Net charge-offs from loans held for investment	$17,498	$15,564	$1,934	$17,498	$18,497	$(999)
Annualized net charge-offs to average loans and leases	0.50%	0.42%		0.50%	0.47%
Coverage of credit loss reserves for loans and leases held for investment	1.10%	1.09%		1.10%	0.95%
Net charge-offs were relatively stable with $17.5 million in Q3 2023, compared to $15.6 million in Q2 2023 and $18.5 million in Q3 2022.
Provision (benefit) for Credit Losses

	Three Months Ended		Increase (Decrease)	Three Months Ended		Increase (Decrease)
(Dollars in thousands)	September 30, 2023	June 30, 2023		September 30, 2023	September 30, 2022
Provision (benefit) for credit losses on loans and leases	$17,055	$22,363	$(5,308)	$17,055	$(7,836)	$24,891
Provision (benefit) for credit losses on available for sale debt securities	801	1,266	(465)	801	(158)	959
Provision for credit losses	17,856	23,629	(5,773)	17,856	(7,994)	25,850
Provision (benefit) for credit losses on unfunded commitments	48	(304)	352	48	254	(206)
Total provision for credit losses	$17,904	$23,325	$(5,421)	$17,904	$(7,740)	$25,644

The provision for credit losses on loans and leases in Q3 2023 was $17.1 million, compared to $22.4 million in Q2 2023 and a benefit to provision of $7.8 million in Q3 2022. The lower provision in Q3 2023 was primarily due to lower balances in loans held for investment. The benefit to provision in Q3 2022 was primarily due to the sale of $500.0 million of unsecured consumer installment loans, partially offset by loan growth and the recognition of weaker macroeconomic forecasts. The sale transaction resulted in approximately $36.8 million of release in allowance for credit losses, which was included in core earnings* in Q3 2022.
The provision for credit losses on available for sale investment securities in Q3 2023 was $0.8 million, compared to provision of $1.3 million in Q2 2023 and a benefit to provision of $0.2 million in Q3 2022.

Asset Quality
The following table presents asset quality metrics as of the dates indicated:

(Dollars in thousands)	September 30, 2023	June 30, 2023	Increase (Decrease)	September 30, 2023	September 30, 2022	Increase (Decrease)
Non-performing assets ("NPAs"):
Nonaccrual / non-performing loans ("NPLs")	$29,867	$28,244	$1,623	$29,867	$27,919	$1,948
Non-performing assets	$29,970	$28,380	$1,590	$29,970	$27,965	$2,005
NPLs to total loans and leases	0.22%	0.20%		0.22%	0.18%
Reserves to NPLs	466.11%	494.46%		466.11%	466.34%
NPAs to total assets	0.14%	0.13%		0.14%	0.14%

Loans and leases (1) risk ratings:
Commercial loans and leases (2)
Pass	$10,503,731	$10,667,619	$(163,888)	$10,503,731	$10,262,647	$241,084
Special Mention	189,329	166,468	22,861	189,329	104,560	84,769
Substandard	280,267	272,301	7,966	280,267	329,878	(49,611)
Total commercial loans and leases	10,973,327	11,106,388	(133,061)	10,973,327	10,697,085	276,242
Consumer loans
Performing	1,473,493	1,508,208	(34,715)	1,473,493	1,893,977	(420,484)
Non-performing	16,665	23,172	(6,507)	16,665	16,680	(15)
Total consumer loans	1,490,158	1,531,380	(41,222)	1,490,158	1,910,657	(420,499)
Loans and leases receivable (1)	$12,463,485	$12,637,768	$(174,283)	$12,463,485	$12,607,742	$(144,257)

(1)    Risk ratings are assigned to loans and leases held for investment, and excludes loans held for sale and loans receivable, mortgage warehouse, at fair value.
(2)    Excludes loan receivable, PPP, as eligible PPP loans are fully guaranteed by the Small Business Administration.

Over the last decade, we have developed a suite of commercial loan products with one particularly important common denominator: relatively low credit risk assumption. The Bank’s C&I, loans to mortgage companies, corporate and specialty lending lines of business, and multifamily loans for example, are characterized by conservative underwriting standards and low loss rates. Because of this emphasis, the Bank’s credit quality to date has been incredibly healthy despite an adverse economic environment. Maintaining strong asset quality also requires a highly active portfolio monitoring process. In addition to frequent client outreach and monitoring at the individual loan level, we employ a bottom-up data driven approach to analyze the commercial portfolio.
Total consumer installment loans held for investment at September 30, 2023 were less than 5% of total assets and approximately 7% of total loans and leases held for investment, and were supported by an allowance for credit losses of $58.2 million. At September 30, 2023, our consumer installment portfolio had the following characteristics: average original FICO score of 734, average debt-to-income of 19% and average borrower income of $106 thousand.
Non-performing loans at September 30, 2023 remained relatively stable at 0.22% of total loans and leases, compared to 0.20% at June 30, 2023 and 0.18% at September 30, 2022.
Investment Securities
Our investment securities portfolio, including debt securities classified as available for sale ("AFS") and held to maturity ("HTM") provides periodic cash flows through regular maturities and amortization, can be used as collateral to secure additional funding, and is an important component of our liquidity position.
The following table presents the composition of our investment securities portfolio as of the dates indicated:

(Dollars in thousands)	September 30, 2023	June 30, 2023	September 30, 2022
Debt securities, available for sale	$2,746,729	$2,797,940	$2,918,830
Equity securities	26,478	26,698	24,864
Investment securities, at fair value	2,773,207	2,824,638	2,943,694
Debt securities, held to maturity	1,178,370	1,258,560	886,294
Total investment securities portfolio	$3,951,577	$4,083,198	$3,829,988

Critically important to performance during the recent banking crisis are the characteristics of a bank’s securities portfolio. While there may be virtually no credit risk in some of these portfolios, holding longer term and lower yielding securities is creating challenges for many banks. Our securities portfolio is highly liquid, short in duration, and high in yield. At September 30, 2023, our AFS debt securities portfolio had a spot yield of 5.43%, an effective duration of approximately 1.6 years, and approximately 48% are variable rate. Additionally, 64% of our AFS securities portfolio was AAA rated at September 30, 2023.
At September 30, 2023, our HTM debt securities portfolio represented only 5.4% of our total assets at September 30, 2023, had a spot yield of 4.34% and an effective duration of approximately 3.0 years. Additionally, at September 30, 2023, approximately 38% of our HTM securities were AAA rated and 55% were credit enhanced asset backed securities with no current expectation of credit losses.
Deposits
The following table presents the composition of our deposit portfolio as of the dates indicated:

(Dollars in thousands)	September 30, 2023	% of Total	June 30, 2023	% of Total	September 30, 2022	% of Total
Demand, non-interest bearing	$4,758,682	26.2%	$4,490,198	25.0%	$2,993,793	17.1%
Demand, interest bearing	5,824,410	32.0	5,551,037	30.9	7,124,663	40.7
Total demand deposits	10,583,092	58.2	10,041,235	55.9	10,118,456	57.8
Savings	1,118,353	6.1	1,048,229	5.8	592,002	3.4
Money market	2,499,593	13.7	2,004,264	11.2	4,913,967	28.0
Time deposits	3,994,326	22.0	4,856,703	27.1	1,898,013	10.8
Total deposits	$18,195,364	100.0%	$17,950,431	100.0%	$17,522,438	100.0%
Total deposits increased $244.9 million, or 1.4%, to $18.2 billion at September 30, 2023 as compared to the prior quarter. Importantly, non-interest bearing demand deposits increased $268.5 million, or 6.0%, to $4.8 billion. Money market deposits increased $495.3 million, or 24.7%, to $2.5 billion, interest bearing demand deposits increased $273.4 million, or 4.9%, to $5.8 billion, and savings deposits increased $70.1 million, or 6.7%, to $1.1 billion. These increases were offset in part by a decrease in time deposits of $862.4 million, or 17.8%, to $4.0 billion. The total average cost of deposits increased by 13 basis points to 3.24% in Q3 2023 from 3.11% in the prior quarter largely driven by the increase in market interest rates during the third quarter. Total estimated uninsured deposits was $4.1 billion1, or 22% of total deposits (inclusive of accrued interest) at September 30, 2023. We are also highly focused on total deposits with contractual term to manage our liquidity profile and the funding of loans and securities.
Total deposits increased $672.9 million, or 3.8%, to $18.2 billion at September 30, 2023 as compared to a year ago. Non-interest bearing demand deposits increased $1.8 billion, or 59.0%, to $4.8 billion, time deposits increased $2.1 billion to $4.0 billion and savings deposits increased $526.4 million, or 88.9%, to $1.1 billion. These increases were offset in part by decreases in money market deposits of $2.4 billion, or 49.1%, to $2.5 billion and interest bearing demand deposits of $1.3 billion, or 18.3%, to $5.8 billion. The total average cost of deposits increased by 176 basis points to 3.24% in Q3 2023 from 1.48% in the prior year primarily due to higher market interest rates and a shift in deposit mix.
Borrowings
The following table presents the composition of our borrowings as of the dates indicated:

(Dollars in thousands)	September 30, 2023	June 30, 2023	September 30, 2022
Federal funds purchased	$—	$—	$365,000
FHLB advances	1,529,839	2,046,142	500,000
Senior notes	123,775	123,710	123,515
Subordinated debt	182,161	182,091	181,882
Total borrowings	$1,835,775	$2,351,943	$1,170,397
1 Uninsured deposits (estimate) of $4.8 billion to be reported on the Bank's call report, less state and municipal deposits of $591.3 million collateralized by standby letters of credit from the FHLB and from our affiliates of $99.2 million.

Total borrowings decreased $516.2 million, or 21.9%, to $1.8 billion at September 30, 2023 as compared to the prior quarter. This decrease primarily resulted from the repayment of $510 million in callable FHLB advances. As of September 30, 2023, Customers' borrowing capacity with the FRB and FHLB was approximately $8.4 billion, of which $1.5 billion of available capacity was utilized in borrowings and $599.4 million was utilized to collateralize state and municipal deposits.
Total borrowings increased $665.4 million, or 56.9%, to $1.8 billion at September 30, 2023 as compared to a year ago. This increase primarily resulted from an increase in FHLB advances to ensure ample cash on hand given the heightened liquidity risk in the banking system, particularly among regional banks since early March 2023, net of repayments of $510 million in callable FHLB advances in Q3 2023 and federal funds purchased.
Capital
The following table presents certain capital amounts and ratios as of the dates indicated:

(Dollars in thousands except per share data)	September 30, 2023	June 30, 2023	September 30, 2022
Customers Bancorp, Inc.
Common Equity	$1,423,813	$1,318,858	$1,249,137
Tangible Common Equity*	$1,420,184	$1,315,229	$1,245,508
Common Equity to Total Assets	6.5%	6.0%	6.1%
Tangible Common Equity to Tangible Assets*	6.5%	6.0%	6.1%
Book Value per common share	$45.47	$42.16	$38.46
Tangible Book Value per common share*	$45.36	$42.04	$38.35
Common equity Tier 1 (CET 1) capital ratio (1)	11.3%	10.3%	9.8%
Total risk based capital ratio (1)	14.3%	13.2%	12.5%

(1) Regulatory capital ratios as of September 30, 2023 are estimates.
*Non-GAAP measure. Customers' reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

Customers Bancorp's common equity increased $105.0 million to $1.4 billion, and tangible common equity* increased $105.0 million to $1.4 billion, at September 30, 2023 compared to the prior quarter, respectively, primarily from earnings of $83.0 million and decreased unrealized losses on investment securities of $18.4 million (net of taxes) deferred in accumulated other comprehensive income ("AOCI"). Similarly, book value per common share increased to $45.47 from $42.16, and tangible book value per common share* increased to $45.36 from $42.04, at September 30, 2023 and June 30, 2023, respectively.
Customers Bancorp's common equity increased $174.7 million to $1.4 billion, and tangible common equity* increased $174.7 million to $1.4 billion, at September 30, 2023 compared to a year ago, respectively, primarily from earnings of $202.8 million and decreased unrealized losses on investment securities in AOCI of $6.3 million (net of taxes), partially offset by $45.1 million of common share repurchases. Similarly, book value per common share increased to $45.47 from $38.46, and tangible book value per common share* increased to $45.36 from $38.35, at September 30, 2023 and September 30, 2022, respectively.
At the Customers Bancorp level, the CET 1 capital ratio (estimate), total risk based capital ratio (estimate), common equity to total assets ratio and tangible common equity to tangible assets ratio* ("TCE ratio") were 11.3%, 14.3%, 6.5%, and 6.5%, respectively, at September 30, 2023.
At the Customers Bank level, capital levels remained strong and well above regulatory minimums. At September 30, 2023, Tier 1 capital (estimate) and total risk based capital (estimate) were 13.0% and 14.5%, respectively.
“Even though we remain well capitalized by all regulatory measures, we are committed to maintaining our CET 1 capital ratio between 11.0% - 11.5% at year-end 2023. In this environment, we will continue to be selective on new loan production to ensure the strength of our balance sheet and further improve our strong capital ratios,” stated Jay Sidhu.

Key Profitability Trends
Net Interest Income
Net interest income totaled $199.8 million in Q3 2023, an increase of $34.5 million from Q2 2023, primarily due to higher interest income from variable rate lower credit risk specialty lending verticals of $35.9 million, which included the acquired Venture Banking portfolio, interest earning deposits of $16.2 million maintained in response to heightened liquidity risk in the banking system, particularly among regional banks since early March 2023, and investment securities of $6.2 million, reflecting higher average balance and market interest rates. These increases were partially offset by lower interest income on consumer installment loans of $13.0 million reflecting the impact of the sales transactions that occurred late in Q2 2023. In addition, interest expense on deposits and other borrowings increased by $11.7 million in Q3 2023 largely resulting from higher market interest rates.
“We experienced robust net interest income growth in the third quarter due to strong core business performance and outsized discount accretion recognized on the acquired loan portfolio from the FDIC. To provide some context on the outsized discount accretion, Venture Banking loans have more frequent financing needs than traditional commercial loans given ongoing capital raises and other activities of the companies. These activities were essentially paused between March and our acquisition of the loan portfolio in June. When our new Venture Banking team members were fully onboarded in July, they began addressing this backlog in earnest. We estimate approximately $27 million of interest income in Q3 2023 was attributable to outsized discount accretion,” stated Customers Bancorp President Sam Sidhu.
Net interest income totaled $199.8 million in Q3 2023, an increase of $40.7 million from Q3 2022. This increase was due to higher interest income of $140.4 million resulting from increased average balance of interest earning assets of $1.5 billion, higher market interest rates on variable rate loans, investments and interest earning deposits, and discount accretion on the acquired Venture Banking portfolio, offset in part by higher interest expenses on deposits and other borrowings of $99.7 million primarily resulting from increased market interest rates and higher average balances of other borrowings. Interest-earning asset growth was primarily driven by increases in interest earning deposits and investments, C&I loans and leases, mostly in the variable rate lower credit risk specialty lending verticals, offset in part by decreases in PPP loans, as the PPP program was substantially completed in Q1 2023, consumer installment loans and commercial loans to mortgage companies. Total consumer installment loans decreased in Q3 2023 as compared to Q3 2022, as installment loans held for investment decreased primarily for risk management purposes and implementation of our held-for-sale strategy.
Non-Interest Income
The following table presents details of non-interest income for the periods indicated:

	Three Months Ended		Increase (Decrease)	Three Months Ended		Increase (Decrease)
(Dollars in thousands)	September 30, 2023	June 30, 2023		September 30, 2023	September 30, 2022
Commercial lease income	$8,901	$8,917	$(16)	$8,901	$7,097	$1,804
Loan fees	6,029	4,271	1,758	6,029	3,008	3,021
Bank-owned life insurance	1,973	4,997	(3,024)	1,973	3,449	(1,476)
Mortgage warehouse transactional fees	1,018	1,376	(358)	1,018	1,545	(527)
Gain (loss) on sale of SBA and other loans	(348)	(761)	413	(348)	106	(454)
Loss on sale of capital call lines of credit	—	(5,037)	5,037	—	—	—
Loss on sale of consumer installment loans	—	—	—	—	(23,465)	23,465
Net gain (loss) on sale of investment securities	(429)	—	(429)	(429)	(2,135)	1,706
Other	631	2,234	(1,603)	631	1,378	(747)
Total non-interest income	$17,775	$15,997	$1,778	$17,775	$(9,017)	$26,792

Non-interest income totaled $17.8 million for Q3 2023, an increase of $1.8 million compared to Q2 2023. The increase was primarily due to a loss of $5.0 million realized from the sale of non-strategic short-term syndicated capital call lines of credit within our Specialty Lending vertical that the Bank exited completely in Q2 2023 offset in part by decreases in death benefits paid by insurance carriers under bank-owned life insurance policies of $3.0 million.
Non-interest income totaled $17.8 million for Q3 2023, an increase of $26.8 million compared to Q3 2022. The increase was primarily due to a loss of $23.5 million realized from the sale of $500 million of consumer installment loans in Q3 2022 and an increase in loan fees of $3.0 million resulting from increased servicing-related revenue and unused line of credit fees.
Non-Interest Expense
The following table presents details of non-interest expense for the periods indicated:

	Three Months Ended		Increase (Decrease)	Three Months Ended		Increase (Decrease)
(Dollars in thousands)	September 30, 2023	June 30, 2023		September 30, 2023	September 30, 2022
Salaries and employee benefits	$33,845	$33,120	$725	$33,845	$31,230	$2,615
Technology, communication and bank operations	15,667	16,407	(740)	15,667	19,588	(3,921)
Commercial lease depreciation	7,338	7,328	10	7,338	5,966	1,372
Professional services	8,569	9,192	(623)	8,569	6,269	2,300
Loan servicing	3,858	4,777	(919)	3,858	3,851	7
Occupancy	2,471	2,519	(48)	2,471	2,605	(134)
FDIC assessments, non-income taxes and regulatory fees	8,551	9,780	(1,229)	8,551	2,528	6,023
Advertising and promotion	650	546	104	650	762	(112)
Legal settlement expense	4,096	—	4,096	4,096	—	4,096
Other	4,421	5,628	(1,207)	4,421	3,399	1,022
Total non-interest expense	$89,466	$89,297	$169	$89,466	$76,198	$13,268

The management of non-interest expenses remains a priority for us. However, this will not deter us from making investments in new technologies to support efficient and responsible growth in the future.
Non-interest expenses totaled $89.5 million in Q3 2023, an increase of $0.2 million compared to Q2 2023. The increase was primarily attributable to $4.1 million of expenses from a settlement with a third party PPP service provider and an increase of $0.7 million in salaries and employee benefits resulting from the onboarding of the Venture Banking team. These increases were partially offset by decreases of $1.2 million in FDIC assessments, non-income taxes and regulatory fees, $1.2 million in other expenses primarily due to lower provision for operating losses, $0.9 million in loan servicing from loan portfolios serviced by third parties, $0.7 million in technology,communication and bank operations mostly due to lower fees paid to BM Technologies and $0.6 million in professional fees.
Non-interest expenses totaled $89.5 million in Q3 2023, an increase of $13.3 million compared to Q3 2022. The increase was primarily attributable to $4.1 million of expenses from a settlement with a third party PPP service provider, and increases of $6.0 million in FDIC assessments, non-income taxes and regulatory fees resulting from higher FDIC assessment rates, $2.6 million in salaries and employee benefits primarily due to headcount, annual merit increases, incentives and stock awards, $2.3 million in professional fees mostly for technology, compliance and risk management, $1.4 million in commercial lease depreciation from growth and $1.0 million in other expenses. These increases were partially offset by a decrease of $3.9 million in deposit servicing-related expenses mostly due to lower servicing fees and the discontinuation of interchange maintenance fees paid to BM Technologies offset by higher fees paid for software as a service.
Taxes
Income tax expense increased by $2.7 million to $23.5 million in Q3 2023 from $20.8 million in Q2 2023 primarily due to higher pre-tax income, partially offset by tax expense of $4.1 million on surrendered bank-owned life insurance policies recognized in Q2 2023 and increased income tax credits.

Income tax expense increased by $5.6 million to $23.5 million in Q3 2023 from $17.9 million in Q3 2022 primarily due to higher pre-tax income, partially offset by increased income tax credits.
The effective tax rate for Q3 2023 was 21%. Customers expects the full-year 2023 effective tax rate to be approximately 22% to 24%.
Outlook
“Looking forward, our strategy and risk management principles will remain unchanged. We’re focused on managing risk, strengthening our deposit franchise, improving our profitability and increasing our capital ratios. Our deposits will be relatively flat with continued improvement in the quality of deposits, reducing higher cost wholesale deposits with lower cost core deposits. Following the robust 3.70% NIM in Q3 2023 which was boosted by the outsized discount accretion, we expect a normalization of NIM to roughly 3.20%-3.25% in Q4 2023. Core EPS (excluding PPP)* remains on track for, and will likely well exceed, our target of $6.00 per diluted share with a core return on common equity* of over 15%. Operating efficiency has and will continue to be a differentiator of our business model, and we will continue to only make investments that generate long-term positive operating leverage. We remain committed to maintaining a CET 1 ratio between 11.0%-11.5% at year-end 2023 and have also achieved the tangible book value per share target of $45.00, inclusive of the impact of AOCI, a full quarter early. We are committed to preserving superior credit quality, managing interest rate risk, maintaining robust liquidity, further improving our capital ratios and generating positive operating leverage.” concluded Sam Sidhu.

*Non-GAAP measure. Customers' reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

Webcast
Date:            Friday, October 27, 2023
Time:            9:00 AM EDT
The live audio webcast, presentation slides, and earnings press release will be made available at https://www.customersbank.com/investor-relations/ and at the Customers Bancorp 3rd Quarter Earnings Webcast.
You may submit questions in advance of the live webcast by emailing our Communications Director, David Patti at dpatti@customersbank.com; questions may also be asked during the webcast through the webcast application.
The webcast will be archived for viewing on the Customers Bank Investor Relations page and available beginning approximately two hours after the conclusion of the live event.
Institutional Background
Customers Bancorp, Inc. (NYSE:CUBI) is one of the nation’s top-performing banking companies with about $22.0 billion in assets, making it one of the 80 largest bank holding companies in the US. Through its primary subsidiary, Customers Bank, commercial and consumer clients benefit from a full suite of technology-enabled tailored product experiences delivered by best-in-class customer service. In addition to traditional lines such as C&I lending, commercial real estate lending, and multifamily lending, Customers Bank also provides a number of national corporate banking services to Specialty Lending clients. Major accolades include:
•#5 in top-performing banks with assets between $10 billion and $50 billion in 2023 per American Banker list;
•#34 out of the 100 largest publicly traded banks in 2023 per Forbes; and
•#64 on Fortune Magazine’s 2022 list of the 100 fastest growing companies in America.
A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender. Learn more: www.customersbank.com.
“Safe Harbor” Statement
In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “project,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.’s control). Numerous competitive, economic, regulatory, legal and technological events and factors, among others, could cause Customers Bancorp, Inc.’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements, including: a continuation of the recent turmoil in the banking industry, responsive measures taken by us and regulatory authorities to mitigate and manage related risks, regulatory actions taken that address related issues and the costs and obligations associated therewith, the impact of COVID-19 and its variants on the U.S. economy and customer behavior, the impact that changes in the economy have on the performance of our loan and lease portfolio, the market value of our investment securities, the continued success and acceptance of our blockchain payments system, the demand for our products and services and the availability of sources of funding, the effects of actions by the federal government, including the Board of Governors of the Federal Reserve System and other government agencies, that affect market interest rates and the money supply, actions that we and our customers take in response to these developments and the effects such actions have on our operations, products, services and customer relationships, higher inflation and its impacts, and the effects of any changes in accounting standards or policies. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2022, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank, except as may be required under applicable law.

Q3 2023 Overview
The following table presents a summary of key earnings and performance metrics for the quarter ended September 30, 2023 and the preceding four quarters:

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
EARNINGS SUMMARY - UNAUDITED

(Dollars in thousands, except per share data and stock price data)	Q3	Q2	Q1	Q4	Q3	Nine Months Ended September 30,
	2023	2023	2023	2022	2022	2023	2022

GAAP Profitability Metrics:
Net income available to common shareholders	$82,953	$44,007	$50,265	$25,623	$61,364	$177,225	$192,779
Per share amounts:
Earnings per share - basic	$2.65	$1.41	$1.58	$0.79	$1.89	$5.63	$5.89
Earnings per share - diluted	$2.58	$1.39	$1.55	$0.77	$1.85	$5.53	$5.72
Book value per common share (1)	$45.47	$42.16	$41.08	$39.08	$38.46	$45.47	$38.46
CUBI stock price (1)	$34.45	$30.26	$18.52	$28.34	$29.48	$34.45	$29.48
CUBI stock price as % of book value (1)	76%	72%	45%	73%	77%	76%	77%
Average shares outstanding - basic	31,290,581	31,254,125	31,819,203	32,413,459	32,455,814	31,452,700	32,706,652
Average shares outstanding - diluted	32,175,084	31,591,142	32,345,017	33,075,422	33,226,607	32,036,459	33,706,864
Shares outstanding (1)	31,311,254	31,282,318	31,239,750	32,373,697	32,475,502	31,311,254	32,475,502
Return on average assets ("ROAA")	1.57%	0.88%	1.03%	0.55%	1.24%	1.17%	1.34%
Return on average common equity ("ROCE")	23.97%	13.22%	16.00%	8.05%	19.33%	17.84%	20.58%
Net interest margin, tax equivalent	3.70%	3.15%	2.96%	2.67%	3.16%	3.28%	3.38%
Efficiency ratio	41.01%	49.25%	47.71%	49.20%	50.00%	45.62%	43.46%
Non-GAAP Profitability Metrics (2):
Core earnings	$83,294	$52,163	$51,143	$39,368	$82,270	$186,600	$217,047
Adjusted pre-tax pre-provision net income	$128,564	$96,833	$89,282	$81,377	$100,994	$314,679	$319,335
Per share amounts:
Core earnings per share - diluted	$2.59	$1.65	$1.58	$1.19	$2.48	$5.82	$6.44
Tangible book value per common share (1)	$45.36	$42.04	$40.96	$38.97	$38.35	$45.36	$38.35
CUBI stock price as % of tangible book value (1)	76%	72%	45%	73%	77%	76%	77%
Core ROAA	1.57%	1.03%	1.05%	0.81%	1.64%	1.22%	1.50%
Core ROCE	24.06%	15.67%	16.28%	12.36%	25.91%	18.79%	23.17%
Adjusted ROAA - pre-tax and pre-provision	2.32%	1.79%	1.72%	1.56%	1.95%	1.95%	2.14%
Adjusted ROCE - pre-tax and pre-provision	36.04%	28.01%	27.33%	24.59%	31.01%	30.59%	33.40%
Net interest margin, tax equivalent, excluding PPP loans	3.75%	3.20%	2.80%	2.87%	3.18%	3.27%	3.27%
Core efficiency ratio	41.04%	47.84%	47.09%	49.12%	42.57%	45.03%	41.23%
Asset Quality:
Net charge-offs	$17,498	$15,564	$18,651	$27,164	$18,497	$51,713	$39,204
Annualized net charge-offs to average total loans and leases	0.50%	0.42%	0.49%	0.70%	0.47%	0.47%	0.36%
Non-performing loans ("NPLs") to total loans and leases (1)	0.22%	0.20%	0.21%	0.19%	0.18%	0.22%	0.18%
Reserves to NPLs (1)	466.11%	494.46%	405.56%	425.95%	466.34%	466.11%	466.34%
Non-performing assets ("NPAs") to total assets	0.14%	0.13%	0.15%	0.15%	0.14%	0.14%	0.14%
Customers Bank Capital Ratios (3):
Common equity Tier 1 capital to risk-weighted assets	13.0%	11.96%	11.31%	11.21%	11.42%	13.0%	11.42%
Tier 1 capital to risk-weighted assets	13.0%	11.96%	11.31%	11.21%	11.42%	13.0%	11.42%
Total capital to risk-weighted assets	14.5%	13.38%	12.64%	12.40%	12.65%	14.5%	12.65%
Tier 1 capital to average assets (leverage ratio)	8.3%	8.00%	8.09%	8.15%	8.10%	8.3%	8.10%

(1) Metric is a spot balance for the last day of each quarter presented.
(2) Customers' reasons for the use of these non-GAAP measures and a detailed reconciliation between the non-GAAP measures and the comparable GAAP amounts are included at the end of this document.
(3) Regulatory capital ratios are estimated for Q3 2023 and actual for the remaining periods. In accordance with regulatory capital rules, Customers elected to apply the CECL capital transition provisions which delayed the effects of CECL on regulatory capital for two years until January 1, 2022, followed by a three-year transition period. The cumulative CECL capital transition impact as of December 31, 2021 which amounted to $61.6 million will be phased in at 25% per year beginning on January 1, 2022 through December 31, 2024. As of September 30, 2023, our regulatory capital ratios reflected 50%, or $30.8 million, benefit associated with the CECL transition provisions.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(Dollars in thousands, except per share data)						Nine Months Ended
	Q3	Q2	Q1	Q4	Q3	September 30,
	2023	2023	2023	2022	2022	2023	2022
Interest income:
Loans and leases	$271,107	$241,745	$244,212	$217,471	$200,438	$757,064	$526,478
Investment securities	54,243	48,026	47,316	42,953	30,546	149,585	76,283
Interest earning deposits	43,800	27,624	10,395	6,754	2,949	81,819	4,198
Loans held for sale	4,664	11,149	11,701	1,269	19	27,514	95
Other	2,526	1,616	1,321	1,200	1,964	5,463	8,672
Total interest income	376,340	330,160	314,945	269,647	235,916	1,021,445	615,726

Interest expense:
Deposits	145,825	136,375	143,930	124,366	65,380	426,130	101,873
FHLB advances	26,485	24,285	10,370	4,464	4,684	61,140	7,000
FRB advances	—	—	6,286	—	—	6,286	—
Subordinated debt	2,689	2,689	2,689	2,688	2,689	8,067	8,067
Other borrowings	1,568	1,540	1,771	2,992	4,131	4,879	10,203
Total interest expense	176,567	164,889	165,046	134,510	76,884	506,502	127,143
Net interest income	199,773	165,271	149,899	135,137	159,032	514,943	488,583
Provision (benefit) for credit losses	17,856	23,629	19,603	28,216	(7,994)	61,088	31,850
Net interest income after provision (benefit) for credit losses	181,917	141,642	130,296	106,921	167,026	453,855	456,733

Non-interest income:
Commercial lease income	8,901	8,917	9,326	8,135	7,097	27,144	19,584
Loan fees	6,029	4,271	3,990	4,017	3,008	14,290	8,171
Bank-owned life insurance	1,973	4,997	2,647	1,975	3,449	9,617	13,722
Mortgage warehouse transactional fees	1,018	1,376	1,074	1,295	1,545	3,468	5,443
Gain (loss) on sale of SBA and other loans	(348)	(761)	—	—	106	(1,109)	3,155
Loss on sale of capital call lines of credit	—	(5,037)	—	—	—	(5,037)	—
Loss on sale of consumer installment loans	—	—	—	—	(23,465)	—	(23,465)
Net gain (loss) on sale of investment securities	(429)	—	—	(16,937)	(2,135)	(429)	(6,227)
Legal settlement gain	—	—	—	7,519	—	—	—
Other	631	2,234	1,084	1,341	1,378	3,949	4,544
Total non-interest income	17,775	15,997	18,121	7,345	(9,017)	51,893	24,927

Non-interest expense:
Salaries and employee benefits	33,845	33,120	32,345	29,194	31,230	99,310	83,171
Technology, communication and bank operations	15,667	16,407	16,589	18,604	19,588	48,663	66,394
Commercial lease depreciation	7,338	7,328	7,875	6,518	5,966	22,541	16,460
Professional services	8,569	9,192	7,596	6,825	6,269	25,357	20,640
Loan servicing	3,858	4,777	4,661	4,460	3,851	13,296	10,563
Occupancy	2,471	2,519	2,760	3,672	2,605	7,750	9,934
FDIC assessments, non-income taxes and regulatory fees	8,551	9,780	2,728	2,339	2,528	21,059	6,530
Advertising and promotion	650	546	1,049	1,111	762	2,245	1,430
Legal settlement expense	4,096	—	—	—	—	4,096	—
Other	4,421	5,628	4,530	5,696	3,399	14,579	11,088
Total non-interest expense	89,466	89,297	80,133	78,419	76,198	258,896	226,210
Income before income tax expense	110,226	68,342	68,284	35,847	81,811	246,852	255,450
Income tax expense	23,470	20,768	14,563	7,136	17,899	58,801	56,127
Net income	86,756	47,574	53,721	28,711	63,912	188,051	199,323
Preferred stock dividends	3,803	3,567	3,456	3,088	2,548	10,826	6,544
Net income available to common shareholders	$82,953	$44,007	$50,265	$25,623	$61,364	$177,225	$192,779

Basic earnings per common share	$2.65	$1.41	$1.58	$0.79	$1.89	$5.63	$5.89
Diluted earnings per common share	2.58	1.39	1.55	0.77	1.85	5.53	5.72

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET - UNAUDITED
(Dollars in thousands)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
ASSETS
Cash and due from banks	$68,288	$54,127	$77,251	$58,025	$41,520
Interest earning deposits	3,351,686	3,101,097	1,969,434	397,781	362,945
Cash and cash equivalents	3,419,974	3,155,224	2,046,685	455,806	404,465
Investment securities, at fair value	2,773,207	2,824,638	2,926,969	2,987,500	2,943,694
Investment securities held to maturity	1,178,370	1,258,560	870,294	840,259	886,294
Loans held for sale	150,368	78,108	424,057	328,312	5,224
Loans receivable, mortgage warehouse, at fair value	962,566	1,006,268	1,247,367	1,323,312	1,569,090
Loans receivable, PPP	137,063	188,763	246,258	998,153	1,154,632
Loans and leases receivable	12,463,485	12,637,768	13,145,352	13,144,894	12,607,742
Allowance for credit losses on loans and leases	(139,213)	(139,656)	(130,281)	(130,924)	(130,197)
Total loans and leases receivable, net of allowance for credit losses on loans and leases	13,423,901	13,693,143	14,508,696	15,335,435	15,201,267
FHLB, Federal Reserve Bank, and other restricted stock	126,098	126,240	124,733	74,196	64,112
Accrued interest receivable	123,984	119,501	123,754	123,374	107,621
Bank premises and equipment, net	7,789	8,031	8,581	9,025	6,610
Bank-owned life insurance	291,670	290,322	339,607	338,441	336,130
Goodwill and other intangibles	3,629	3,629	3,629	3,629	3,629
Other assets	358,162	471,169	374,609	400,135	408,575
Total assets	$21,857,152	$22,028,565	$21,751,614	$20,896,112	$20,367,621

LIABILITIES AND SHAREHOLDERS' EQUITY
Demand, non-interest bearing deposits	$4,758,682	$4,490,198	$3,487,517	$1,885,045	$2,993,793
Interest bearing deposits	13,436,682	13,460,233	14,236,100	16,271,908	14,528,645
Total deposits	18,195,364	17,950,431	17,723,617	18,156,953	17,522,438
Federal funds purchased	—	—	—	—	365,000
FHLB advances	1,529,839	2,046,142	2,052,143	800,000	500,000
Other borrowings	123,775	123,710	123,645	123,580	123,515
Subordinated debt	182,161	182,091	182,021	181,952	181,882
Accrued interest payable and other liabilities	264,406	269,539	249,168	230,666	287,855
Total liabilities	20,295,545	20,571,913	20,330,594	19,493,151	18,980,690

Preferred stock	137,794	137,794	137,794	137,794	137,794
Common stock	35,330	35,301	35,258	35,012	34,948
Additional paid in capital	559,346	555,737	552,255	551,721	549,066
Retained earnings	1,101,359	1,018,406	974,399	924,134	898,511
Accumulated other comprehensive income (loss), net	(149,812)	(168,176)	(156,276)	(163,096)	(156,126)
Treasury stock, at cost	(122,410)	(122,410)	(122,410)	(82,604)	(77,262)
Total shareholders' equity	1,561,607	1,456,652	1,421,020	1,402,961	1,386,931
Total liabilities and shareholders' equity	$21,857,152	$22,028,565	$21,751,614	$20,896,112	$20,367,621

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN - UNAUDITED
(Dollars in thousands)
	Three Months Ended
	September 30, 2023			June 30, 2023			September 30, 2022
	Average Balance	Interest Income or Expense	Average Yield or Cost (%)	Average Balance	Interest Income or Expense	Average Yield or Cost (%)	Average Balance	Interest Income or Expense	Average Yield or Cost (%)
Assets
Interest earning deposits	$3,211,753	$43,800	5.41%	$2,150,154	$27,624	5.15%	$528,001	$2,949	2.22%
Investment securities (1)	4,240,116	54,243	5.12%	3,949,732	48,026	4.86%	3,770,922	30,546	3.24%
Loans and leases:
Commercial & industrial:
Specialty lending loans and leases (2)	5,717,252	157,671	10.94%	5,832,485	121,779	8.37%	5,064,730	64,753	5.07%
Other commercial & industrial loans (2)	1,613,614	28,012	6.89%	1,672,667	26,028	6.24%	1,585,136	18,794	4.70%
Commercial loans to mortgage companies	1,159,698	16,916	5.79%	1,300,496	19,606	6.05%	1,623,624	17,092	4.18%
Multifamily loans	2,141,384	21,292	3.94%	2,181,617	21,095	3.88%	2,206,953	20,427	3.67%
Loans receivable, PPP	166,164	604	1.44%	207,127	1,633	3.16%	1,349,403	14,666	4.31%
Non-owner occupied commercial real estate loans	1,425,831	21,208	5.90%	1,428,086	19,877	5.58%	1,372,244	15,595	4.51%
Residential mortgages	528,022	5,965	4.48%	535,739	5,735	4.28%	513,694	5,008	3.87%
Installment loans	1,147,069	24,103	8.34%	1,684,215	37,141	8.84%	1,938,199	44,122	9.03%
Total loans and leases (3)	13,899,034	275,771	7.87%	14,842,432	252,894	6.83%	15,653,983	200,457	5.08%
Other interest-earning assets	134,416	2,526	7.45%	131,362	1,616	4.93%	68,549	1,964	11.37%
Total interest-earning assets	21,485,319	376,340	6.96%	21,073,680	330,160	6.28%	20,021,455	235,916	4.68%
Non-interest-earning assets	492,691			581,055			492,911
Total assets	$21,978,010			$21,654,735			$20,514,366
Liabilities
Interest checking accounts	$5,758,215	$58,637	4.04%	$5,309,775	$49,862	3.77%	$6,669,787	$33,685	2.00%
Money market deposit accounts	2,181,184	22,983	4.18%	1,978,546	19,678	3.99%	5,789,991	24,348	1.67%
Other savings accounts	1,077,298	11,582	4.27%	997,205	9,839	3.96%	625,908	1,818	1.15%
Certificates of deposit	4,466,522	52,623	4.67%	5,020,205	56,996	4.55%	1,141,970	5,529	1.92%
Total interest-bearing deposits (4)	13,483,219	145,825	4.29%	13,305,731	136,375	4.11%	14,227,656	65,380	1.82%
Federal funds purchased	—	—	—%	—	—	—%	513,011	2,871	2.22%
Borrowings	2,328,955	30,742	5.24%	2,357,981	28,514	4.85%	874,497	8,633	3.92%
Total interest-bearing liabilities	15,812,174	176,567	4.43%	15,663,712	164,889	4.22%	15,615,164	76,884	1.95%
Non-interest-bearing deposits (4)	4,347,977			4,258,711			3,245,963
Total deposits and borrowings	20,160,151		3.48%	19,922,423		3.32%	18,861,127		1.62%
Other non-interest-bearing liabilities	306,822			259,111			255,735
Total liabilities	20,466,973			20,181,534			19,116,862
Shareholders' equity	1,511,037			1,473,201			1,397,504
Total liabilities and shareholders' equity	$21,978,010			$21,654,735			$20,514,366
Net interest income		199,773			165,271			159,032
Tax-equivalent adjustment		405			390			334
Net interest earnings		$200,178			$165,661			$159,366
Interest spread			3.48%			2.96%			3.06%
Net interest margin			3.70%			3.14%			3.16%
Net interest margin tax equivalent			3.70%			3.15%			3.16%
Net interest margin tax equivalent excl. PPP (5)			3.75%			3.20%			3.18%

				(continued)

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN - UNAUDITED (CONTINUED)
(Dollars in thousands)

(1) For presentation in this table, average balances and the corresponding average yields for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2) Includes owner occupied commercial real estate loans.
(3) Includes non-accrual loans, the effect of which is to reduce the yield earned on loans and leases, and deferred loan fees.
(4) Total costs of deposits (including interest bearing and non-interest bearing) were 3.24%, 3.11% and 1.48% for the three months ended September 30, 2023, June 30, 2023 and September 30, 2022, respectively.

(5) Non-GAAP tax-equivalent basis, using an estimated marginal tax rate of 26% for the three months ended September 30, 2023, June 30, 2023 and September 30, 2022, presented to approximate interest income as a taxable asset and excluding net interest income from PPP loans and related borrowings, along with the related PPP loan balances and PPP fees receivable from interest-earning assets. Management uses non-GAAP measures to present historical periods comparable to the current period presentation. In addition, management believes the use of these non-GAAP measures provides additional clarity when assessing Customers’ financial results. These disclosures should not be viewed as substitutes for results determined to be in accordance with U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other entities.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN - UNAUDITED (CONTINUED)
(Dollars in thousands)
	Nine Months Ended
	September 30, 2023			September 30, 2022
	Average Balance	Interest Income or Expense	Average Yield or Cost (%)	Average Balance	Interest Income or Expense	Average Yield or Cost (%)
Assets
Interest earning deposits	$2,100,435	$81,819	5.21%	$595,305	$4,197	0.94%
Investment securities (1)	4,074,464	149,585	4.90%	3,969,809	76,283	2.56%
Loans and leases:
Commercial & industrial:
Specialty lending loans and leases (2)	5,748,053	383,138	8.91%	3,963,180	127,304	4.29%
Other commercial & industrial loans (2)	1,663,494	79,610	6.40%	1,496,772	46,768	4.18%
Commercial loans to mortgage companies	1,240,403	53,934	5.81%	1,785,495	46,713	3.50%
Multifamily loans	2,176,294	62,857	3.86%	1,863,915	51,506	3.69%
Loans receivable, PPP	418,194	25,788	8.24%	1,946,651	72,132	4.95%
Non-owner occupied commercial real estate loans	1,434,459	61,284	5.71%	1,331,037	40,551	4.07%
Residential mortgages	535,502	17,298	4.32%	482,263	13,586	3.77%
Installment loans	1,517,632	100,669	8.87%	1,881,160	128,013	9.10%
Total loans and leases (3)	14,734,031	784,578	7.12%	14,750,473	526,573	4.77%
Other interest-earning assets	119,187	5,463	6.13%	62,955	8,673	NM (6)
Total interest-earning assets	21,028,117	1,021,445	6.49%	19,378,542	615,726	4.25%
Non-interest-earning assets	537,160			526,437
Total assets	$21,565,277			$19,904,979
Liabilities
Interest checking accounts	$6,181,097	$178,984	3.87%	$6,286,224	$55,059	1.17%
Money market deposit accounts	2,208,853	63,444	3.84%	5,128,270	36,545	0.95%
Other savings accounts	966,539	27,707	3.83%	732,801	3,359	0.61%
Certificates of deposit	4,663,548	155,995	4.47%	710,130	6,910	1.30%
Total interest-bearing deposits (4)	14,020,037	426,130	4.06%	12,857,425	101,873	1.06%
Federal funds purchased	5,055	188	4.97%	416,344	4,374	1.40%
Borrowings	2,160,332	80,184	4.96%	783,644	20,896	3.57%
Total interest-bearing liabilities	16,185,424	506,502	4.18%	14,057,413	127,143	1.21%
Non-interest-bearing deposits (4)	3,642,832			4,206,778
Total deposits and borrowings	19,828,256		3.42%	18,264,191		0.93%
Other non-interest-bearing liabilities	271,387			250,783
Total liabilities	20,099,643			18,514,974
Shareholders' equity	1,465,634			1,390,005
Total liabilities and shareholders' equity	$21,565,277			$19,904,979
Net interest income		514,943			488,583
Tax-equivalent adjustment		1,170			843
Net interest earnings		$516,113			$489,426
Interest spread			3.08%			3.32%
Net interest margin			3.27%			3.37%
Net interest margin tax equivalent			3.28%			3.38%
Net interest margin tax equivalent excl. PPP (5)			3.27%			3.27%

(1) For presentation in this table, average balances and the corresponding average yields for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2) Includes owner occupied commercial real estate loans.
(3) Includes non-accrual loans, the effect of which is to reduce the yield earned on loans and leases, and deferred loan fees.
(4) Total costs of deposits (including interest bearing and non-interest bearing) were 3.23% and 0.80% for the nine months ended September 30, 2023 and 2022, respectively.
(5) Non-GAAP tax-equivalent basis, using an estimated marginal tax rate of 26% for the nine months ended September 30, 2023 and 2022, presented to approximate interest income as a taxable asset and excluding net interest income from PPP loans and related borrowings, along with the related PPP loan balances and PPP fees receivable from interest-earning assets. Management uses non-GAAP measures to present historical periods comparable to the current period presentation. In addition, management believes the use of these non-GAAP measures provides additional clarity when assessing Customers’ financial results. These disclosures should not be viewed as substitutes for results determined to be in accordance with U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other entities.

(6) Not meaningful.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END LOAN AND LEASE COMPOSITION - UNAUDITED
(Dollars in thousands)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
Loans and leases held for investment
Commercial:
Commercial & industrial:
Specialty lending	$5,422,161	$5,534,832	$5,519,176	$5,412,887	$5,103,974
Other commercial & industrial	1,115,364	1,052,145	1,168,161	1,135,336	1,064,332
Multifamily	2,130,213	2,151,734	2,195,211	2,213,019	2,263,268
Loans to mortgage companies	1,042,549	1,108,598	1,374,894	1,447,919	1,708,587
Commercial real estate owner occupied	794,815	842,042	895,314	885,339	726,670
Loans receivable, PPP	137,063	188,763	246,258	998,153	1,154,632
Commercial real estate non-owner occupied	1,178,203	1,211,091	1,245,248	1,290,730	1,263,211
Construction	252,588	212,214	188,123	162,009	136,133
Total commercial loans and leases	12,072,956	12,301,419	12,832,385	13,545,392	13,420,807
Consumer:
Residential	483,133	487,199	494,815	497,952	465,772
Manufactured housing	40,129	41,664	43,272	45,076	46,990
Installment:
Personal	629,843	752,470	849,420	964,641	1,056,432
Other	337,053	250,047	419,085	413,298	341,463
Total installment loans	966,896	1,002,517	1,268,505	1,377,939	1,397,895
Total consumer loans	1,490,158	1,531,380	1,806,592	1,920,967	1,910,657
Total loans and leases held for investment	$13,563,114	$13,832,799	$14,638,977	$15,466,359	$15,331,464

Loans held for sale
Commercial:
Multifamily	$—	$—	$4,051	$4,079	$4,108
Commercial real estate non-owner occupied	—	—	16,000	—	—
Total commercial loans and leases	—	—	20,051	4,079	4,108
Consumer:
Residential	1,005	1,234	821	829	1,116
Installment:
Personal	124,848	76,874	307,336	133,801	—
Other	24,515	—	95,849	189,603	—
Total installment loans	149,363	76,874	403,185	323,404	—
Total consumer loans	150,368	78,108	404,006	324,233	1,116
Total loans held for sale	$150,368	$78,108	$424,057	$328,312	$5,224

Total loans and leases portfolio	$13,713,482	$13,910,907	$15,063,034	$15,794,671	$15,336,688

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END DEPOSIT COMPOSITION - UNAUDITED
(Dollars in thousands)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022

Demand, non-interest bearing	$4,758,682	$4,490,198	$3,487,517	$1,885,045	$2,993,793
Demand, interest bearing	5,824,410	5,551,037	5,791,302	8,476,027	7,124,663
Total demand deposits	10,583,092	10,041,235	9,278,819	10,361,072	10,118,456
Savings	1,118,353	1,048,229	924,359	811,798	592,002
Money market	2,499,593	2,004,264	2,019,633	2,734,217	4,913,967
Time deposits	3,994,326	4,856,703	5,500,806	4,249,866	1,898,013
Total deposits	$18,195,364	$17,950,431	$17,723,617	$18,156,953	$17,522,438

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
ASSET QUALITY - UNAUDITED
(Dollars in thousands)	As of September 30, 2023					As of June 30, 2023					As of September 30, 2022
	Total loans	Non accrual /NPLs	Allowance for credit losses	Total NPLs to total loans	Total reserves to total NPLs	Total loans	Non accrual /NPLs	Allowance for credit losses	Total NPLs to total loans	Total reserves to total NPLs	Total loans	Non accrual /NPLs	Allowance for credit losses	Total NPLs to total loans	Total reserves to total NPLs

Loan type
Commercial & industrial, including specialty lending (1)	$6,617,508	$5,767	$24,986	0.09%	433.26%	$6,689,307	$4,441	$29,092	0.07%	655.08%	$6,307,803	$4,078	$15,131	0.06%	371.04%
Multifamily	2,130,213	—	15,870	—%	—%	2,151,734	4,022	15,400	0.19%	382.89%	2,263,268	1,158	14,244	0.05%	1230.05%
Commercial real estate owner occupied	794,815	7,442	10,363	0.94%	139.25%	842,042	3,304	10,215	0.39%	309.17%	726,670	2,198	6,220	0.30%	282.98%
Commercial real estate non-owner occupied	1,178,203	—	15,819	—%	—%	1,211,091	—	13,495	—%	—%	1,263,211	—	11,332	—%	—%
Construction	252,588	—	3,130	—%	—%	212,214	—	2,639	—%	—%	136,133	—	1,614	—%	—%
Total commercial loans and leases receivable	10,973,327	13,209	70,168	0.12%	531.21%	11,106,388	11,767	70,841	0.11%	602.03%	10,697,085	7,434	48,541	0.07%	652.96%
Residential	483,133	6,559	6,802	1.36%	103.70%	487,199	7,306	6,846	1.50%	93.70%	465,772	6,438	5,453	1.38%	84.70%
Manufactured housing	40,129	2,582	4,080	6.43%	158.02%	41,664	2,634	4,338	6.32%	164.69%	46,990	2,584	4,482	5.50%	173.45%
Installment	966,896	7,299	58,163	0.75%	796.86%	1,002,517	6,537	57,631	0.65%	881.61%	1,397,895	6,848	71,721	0.49%	1047.33%
Total consumer loans receivable	1,490,158	16,440	69,045	1.10%	419.98%	1,531,380	16,477	68,815	1.08%	417.64%	1,910,657	15,870	81,656	0.83%	514.53%
Loans and leases receivable (1)	12,463,485	29,649	139,213	0.24%	469.54%	12,637,768	28,244	139,656	0.22%	494.46%	12,607,742	23,304	130,197	0.18%	558.69%
Loans receivable, PPP	137,063	—	—	—%	—%	188,763	—	—	—%	—%	1,154,632	—	—	—%	—%
Loans receivable, mortgage warehouse, at fair value	962,566	—	—	—%	—%	1,006,268	—	—	—%	—%	1,569,090	—	—	—%	—%
Total loans held for sale	150,368	218	—	0.14%	—%	78,108	—	—	—%	—%	5,224	4,615	—	88.34%	—%
Total portfolio	$13,713,482	$29,867	$139,213	0.22%	466.11%	$13,910,907	$28,244	$139,656	0.20%	494.46%	$15,336,688	$27,919	$130,197	0.18%	466.34%
(1)    Excluding loans receivable, PPP from total loans and leases receivable is a non-GAAP measure. Management believes the use of these non-GAAP measures provides additional clarity when assessing Customers' financial results. These disclosures should not be viewed as substitutes for results determined to be in accordance with U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other entities. Please refer to the reconciliation schedules that follow this table.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
NET CHARGE-OFFS/(RECOVERIES) - UNAUDITED
(Dollars in thousands)
	Q3	Q2	Q1	Q4	Q3	Nine Months Ended September 30,
	2023	2023 (1)	2023	2022	2022	2023	2022
Loan type
Commercial & industrial, including specialty lending	$2,974	$258	$(71)	$12,960	$2,581	$3,161	$2,106
Multifamily	1,999	1,448	—	—	—	3,447	1,653
Commercial real estate owner occupied	39	(34)	—	(2)	—	5	(49)
Commercial real estate non-owner occupied	—	266	4,234	972	4,831	4,500	4,982
Construction	—	—	(116)	(10)	(10)	(116)	(226)
Residential	13	24	(2)	7	(13)	35	(54)
Installment	12,473	13,602	14,606	13,237	11,108	40,681	30,792
Total net charge-offs (recoveries) from loans held for investment	$17,498	$15,564	$18,651	$27,164	$18,497	$51,713	$39,204

(1)    Excludes $6.2 million of charge-offs for certain PCD loans acquired from the FDIC that were immediately applied against $8.7 million of allowance for credit losses on PCD loans recognized upon the acquisition of the loan portfolio on June 15, 2023. Subsequent recoveries and charge-offs of these PCD loans will be included in the period in which they occur.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED
We believe that the non-GAAP measurements disclosed within this document are useful for investors, regulators, management and others to evaluate our core results of operations and financial condition relative to other financial institutions. These non-GAAP financial measures are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. These non-GAAP financial measures exclude from corresponding GAAP measures the impact of certain elements that we do not believe are representative of our ongoing financial results, which we believe enhance an overall understanding of our performance and increases comparability of our period to period results. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. The non-GAAP measures presented are not necessarily comparable to non-GAAP measures that may be presented by other financial institutions. Although non-GAAP financial measures are frequently used in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results of operations or financial condition as reported under GAAP.
The following tables present reconciliations of GAAP to non-GAAP measures disclosed within this document.

Core Earnings - Customers Bancorp											Nine Months Ended September 30,
	Q3 2023		Q2 2023		Q1 2023		Q4 2022		Q3 2022		2023		2022
(Dollars in thousands, except per share data)	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share
GAAP net income to common shareholders	$82,953	$2.58	$44,007	$1.39	$50,265	$1.55	$25,623	$0.77	$61,364	$1.85	$177,225	$5.53	$192,779	$5.72
Reconciling items (after tax):
Severance expense	—	—	141	0.00	637	0.02	—	—	1,058	0.03	778	0.02	1,058	0.03
Impairments on fixed assets and leases	—	—	12	0.00	86	0.00	—	—	126	0.00	98	0.00	1,051	0.03
Loss on sale of consumer installment loans	—	—	—	—	—	—	—	—	18,221	0.55	—	—	18,221	0.54
Loss on sale of capital call lines of credit	—	—	3,914	0.12	—	—	—	—	—	—	3,914	0.12	—	—
(Gains) losses on investment securities	492	0.02	49	0.00	(49)	0.00	13,543	0.41	1,859	0.06	492	0.02	5,383	0.16
Derivative credit valuation adjustment	(151)	0.00	(101)	0.00	204	0.01	202	0.01	(358)	(0.01)	(48)	0.00	(1,445)	(0.04)
Tax on surrender of bank-owned life insurance policies	—	—	4,141	0.13	—	—	—	—	—	—	4,141	0.13	—	—
Core earnings	$83,294	$2.59	$52,163	$1.65	$51,143	$1.58	$39,368	$1.19	$82,270	$2.48	$186,600	$5.82	$217,047	$6.44

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Earnings, excluding PPP - Customers Bancorp											Nine Months Ended September 30,
	Q3 2023		Q2 2023		Q1 2023		Q4 2022		Q3 2022		2023		2022
(Dollars in thousands, except per share data)	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share
GAAP net income to common shareholders	$82,953	$2.58	$44,007	$1.39	$50,265	$1.55	$25,623	$0.77	$61,364	$1.85	$177,225	$5.53	$192,779	$5.72
Less: PPP net income (loss) (after tax)	(11,168)	(0.35)	(2,068)	(0.07)	9,606	0.30	(5,956)	(0.18)	5,846	0.18	(3,630)	(0.11)	43,625	1.29
Net income to common shareholders, excluding PPP	94,121	2.93	46,075	1.46	40,659	1.26	31,579	0.95	55,518	1.67	180,855	5.65	149,154	4.43
Reconciling items (after tax):
Severance expense	—	—	141	0.00	637	0.02	—	—	1,058	0.03	778	0.02	1,058	0.03
Impairments on fixed assets and leases	—	—	12	0.00	86	0.00	—	—	126	0.00	98	0.00	1,051	0.03
Loss on sale of consumer installment loans	—	—	—	—	—	—	—	—	18,221	0.55	—	—	18,221	0.54
Loss on sale of capital call lines of credit	—	—	3,914	0.12	—	—	—	—	—	—	3,914	0.12	—	—
(Gains) losses on investment securities	492	0.02	49	0.00	(49)	0.00	13,543	0.41	1,859	0.06	492	0.02	5,383	0.16
Derivative credit valuation adjustment	(151)	0.00	(101)	0.00	204	0.01	202	0.01	(358)	(0.01)	(48)	0.00	(1,445)	(0.04)
Tax on surrender of bank-owned life insurance policies	—	—	4,141	0.13	—	—	—	—	—	—	4,141	0.13	—	—
Core earnings, excluding PPP	$94,462	$2.94	$54,231	$1.72	$41,537	$1.28	$45,324	$1.37	$76,424	$2.30	$190,230	$5.93	$173,422	$5.15

Core Return on Average Assets - Customers Bancorp						Nine Months Ended September 30,
(Dollars in thousands, except per share data)	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022	2023	2022
GAAP net income	$86,756	$47,574	$53,721	$28,711	$63,912	$188,051	$199,323
Reconciling items (after tax):
Severance expense	—	141	637	—	1,058	778	1,058
Impairments on fixed assets and leases	—	12	86	—	126	98	1,051
Loss on sale of consumer installment loans	—	—	—	—	18,221	—	18,221
Loss on sale of capital call lines of credit	—	3,914	—	—	—	3,914	—
(Gains) losses on investment securities	492	49	(49)	13,543	1,859	492	5,383
Derivative credit valuation adjustment	(151)	(101)	204	202	(358)	(48)	(1,445)
Tax on surrender of bank-owned life insurance policies	—	4,141	—	—	—	4,141	—
Core net income	$87,097	$55,730	$54,599	$42,456	$84,818	$197,426	$223,591

Average total assets	$21,978,010	$21,654,735	$21,052,920	$20,717,362	$20,514,366	$21,565,277	$19,904,979

Core return on average assets	1.57%	1.03%	1.05%	0.81%	1.64%	1.22%	1.50%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Return on Average Assets, excluding PPP - Customers Bancorp						Nine Months Ended September 30,
(Dollars in thousands, except per share data)	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022	2023	2022
GAAP net income	$86,756	$47,574	$53,721	$28,711	$63,912	$188,051	$199,323
Less: PPP net income (loss) (after tax)	(11,168)	(2,068)	9,606	(5,956)	5,846	(3,630)	43,625
Net income, excluding PPP	97,924	49,642	44,115	34,667	58,066	191,681	155,698
Reconciling items (after tax):
Severance expense	—	141	637	—	1,058	778	1,058
Impairments on fixed assets and leases	—	12	86	—	126	98	1,051
Loss on sale of consumer installment loans	—	—	—	—	18,221	—	18,221
Loss on sale of capital call lines of credit	—	3,914	—	—	—	3,914	—
(Gains) losses on investment securities	492	49	(49)	13,543	1,859	492	5,383
Derivative credit valuation adjustment	(151)	(101)	204	202	(358)	(48)	(1,445)
Tax on surrender of bank-owned life insurance policies	—	4,141	—	—	—	4,141	—
Core net income, excluding PPP	$98,265	$57,798	$44,993	$48,412	$78,972	$201,056	$179,966

Average total assets	$21,978,010	$21,654,735	$21,052,920	$20,717,362	$20,514,366	$21,565,277	$19,904,979

Core return on average assets, excluding PPP	1.77%	1.07%	0.87%	0.93%	1.53%	1.25%	1.21%

Adjusted Net Income and Adjusted ROAA - Pre-Tax Pre-Provision - Customers Bancorp						Nine Months Ended September 30,
(Dollars in thousands, except per share data)	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022	2023	2022
GAAP net income	$86,756	$47,574	$53,721	$28,711	$63,912	$188,051	$199,323
Reconciling items:
Income tax expense	23,470	20,768	14,563	7,136	17,899	58,801	56,127
Provision (benefit) for credit losses	17,856	23,629	19,603	28,216	(7,994)	61,088	31,850
Provision (benefit) for credit losses on unfunded commitments	48	(304)	280	153	254	24	753
Severance expense	—	182	809	—	1,363	991	1,363
Impairments on fixed assets and leases	—	15	109	—	162	124	1,362
Loss on sale of consumer installment loans	—	—	—	—	23,465	—	23,465
Loss on sale of capital call lines of credit	—	5,037	—	—	—	5,037	—
(Gains) losses on investment securities	626	62	(62)	16,909	2,394	626	6,965
Derivative credit valuation adjustment	(192)	(130)	259	252	(461)	(63)	(1,873)
Adjusted net income - pre-tax pre-provision	$128,564	$96,833	$89,282	$81,377	$100,994	$314,679	$319,335

Average total assets	$21,978,010	$21,654,735	$21,052,920	$20,717,362	$20,514,366	$21,565,277	$19,904,979

Adjusted ROAA - pre-tax pre-provision	2.32%	1.79%	1.72%	1.56%	1.95%	1.95%	2.14%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Adjusted Net Income and Adjusted ROAA - Pre-Tax Pre-Provision, excluding PPP - Customers Bancorp						Nine Months Ended September 30,
(Dollars in thousands, except per share data)	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022	2023	2022
GAAP net income	$86,756	$47,574	$53,721	$28,711	$63,912	$188,051	$199,323
Less: PPP net income (loss) (after tax)	(11,168)	(2,068)	9,606	(5,956)	5,846	(3,630)	43,625
Net income, excluding PPP	97,924	49,642	44,115	34,667	58,066	191,681	155,698
Reconciling items:
Income tax expense	23,470	20,768	14,563	7,136	17,899	58,801	56,127
Provision (benefit) for credit losses	17,856	23,629	19,603	28,216	(7,994)	61,088	31,850
Provision (benefit) for credit losses on unfunded commitments	48	(304)	280	153	254	24	753
Severance expense	—	182	809	—	1,363	991	1,363
Impairments on fixed assets and leases	—	15	109	—	162	124	1,362
Loss on sale of consumer installment loans	—	—	—	—	23,465	—	23,465
Loss on sale of capital call lines of credit	—	5,037	—	—	—	5,037	—
(Gains) losses on investment securities	626	62	(62)	16,909	2,394	626	6,965
Derivative credit valuation adjustment	(192)	(130)	259	252	(461)	(63)	(1,873)
Adjusted net income - pre-tax pre-provision, excluding PPP	$139,732	$98,901	$79,676	$87,333	$95,148	$318,309	$275,710

Average total assets	$21,978,010	$21,654,735	$21,052,920	$20,717,362	$20,514,366	$21,565,277	$19,904,979

Adjusted ROAA - pre-tax pre-provision, excluding PPP	2.52%	1.83%	1.53%	1.67%	1.84%	1.97%	1.85%

Core Return on Average Common Equity - Customers Bancorp						Nine Months Ended September 30,
(Dollars in thousands, except per share data)	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022	2023	2022
GAAP net income to common shareholders	$82,953	$44,007	$50,265	$25,623	$61,364	$177,225	$192,779
Reconciling items (after tax):
Severance expense	—	141	637	—	1,058	778	1,058
Impairments on fixed assets and leases	—	12	86	—	126	98	1,051
Loss on sale of consumer installment loans	—	—	—	—	18,221	—	18,221
Loss on sale of capital call lines of credit	—	3,914	—	—	—	3,914	—
(Gains) losses on investment securities	492	49	(49)	13,543	1,859	492	5,383
Derivative credit valuation adjustment	(151)	(101)	204	202	(358)	(48)	(1,445)
Tax on surrender of bank-owned life insurance policies	—	4,141	—	—	—	4,141	—
Core earnings	$83,294	$52,163	$51,143	$39,368	$82,270	$186,600	$217,047

Average total common shareholders' equity	$1,373,244	$1,335,408	$1,273,780	$1,263,190	$1,259,711	$1,327,841	$1,252,212

Core return on average common equity	24.06%	15.67%	16.28%	12.36%	25.91%	18.79%	23.17%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Adjusted ROCE - Pre-Tax Pre-Provision - Customers Bancorp						Nine Months Ended September 30,
(Dollars in thousands, except per share data)	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022	2023	2022
GAAP net income to common shareholders	$82,953	$44,007	$50,265	$25,623	$61,364	$177,225	$192,779
Reconciling items:
Income tax expense	23,470	20,768	14,563	7,136	17,899	58,801	56,127
Provision (benefit) for credit losses	17,856	23,629	19,603	28,216	(7,994)	61,088	31,850
Provision (benefit) for credit losses on unfunded commitments	48	(304)	280	153	254	24	753
Severance expense	—	182	809	—	1,363	991	1,363
Impairments on fixed assets and leases	—	15	109	—	162	124	1,362
Loss on sale of consumer installment loans	—	—	—	—	23,465	—	23,465
Loss on sale of capital call lines of credit	—	5,037	—	—	—	5,037	—
(Gains) losses on investment securities	626	62	(62)	16,909	2,394	626	6,965
Derivative credit valuation adjustment	(192)	(130)	259	252	(461)	(63)	(1,873)
Pre-tax pre-provision adjusted net income available to common shareholders	$124,761	$93,266	$85,826	$78,289	$98,446	$303,853	$312,791

Average total common shareholders' equity	$1,373,244	$1,335,408	$1,273,780	$1,263,190	$1,259,711	$1,327,841	$1,252,212

Adjusted ROCE - pre-tax pre-provision	36.04%	28.01%	27.33%	24.59%	31.01%	30.59%	33.40%

Net Interest Margin, Tax Equivalent, excluding PPP - Customers Bancorp						Nine Months Ended September 30,
(Dollars in thousands, except per share data)	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022	2023	2022
GAAP net interest income	$199,773	$165,271	$149,899	$135,137	$159,032	$514,943	$488,583
PPP net interest (income) expense	1,381	765	(14,106)	2,791	(9,632)	(11,960)	(63,193)
Tax-equivalent adjustment	405	390	375	342	334	1,170	843
Net interest income, tax equivalent, excluding PPP	$201,559	$166,426	$136,168	$138,270	$149,734	$504,153	$426,233

GAAP average total interest earning assets	$21,485,319	$21,073,680	$20,514,677	$20,211,028	$20,021,455	$21,028,117	$19,378,542
Average PPP loans	(166,164)	(207,127)	(889,235)	(1,065,919)	(1,349,403)	(418,194)	(1,946,651)
Adjusted average total interest earning assets, excluding PPP	$21,319,155	$20,866,553	$19,625,442	$19,145,109	$18,672,052	$20,609,923	$17,431,891

Net interest margin, tax equivalent, excluding PPP	3.75%	3.20%	2.80%	2.87%	3.18%	3.27%	3.27%

Loan Yield, excluding PPP						Nine Months Ended September 30,
(Dollars in thousands except per share data)	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022	2023	2022
Interest income on loans and leases	$275,771	$252,894	$255,913	$218,740	$200,457	$784,578	$526,573

PPP interest income	(604)	(1,633)	(23,551)	(7,249)	(14,666)	(25,788)	(72,132)
Interest income on core loans (Loans and leases, excluding PPP)	$275,167	$251,261	$232,362	$211,491	$185,791	$758,790	$454,441

Average total loans and leases	$13,899,034	$14,842,432	$15,477,973	$15,388,003	$15,653,983	$14,734,031	$14,750,473
Average PPP loans	(166,164)	(207,127)	(889,235)	(1,065,919)	(1,349,403)	(418,194)	(1,946,651)
Adjusted average total loans and leases	$13,732,870	$14,635,305	$14,588,738	$14,322,084	$14,304,580	$14,315,837	$12,803,822

Loan yield, excluding PPP	7.95%	6.89%	6.46%	5.86%	5.15%	7.09%	4.75%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Efficiency Ratio - Customers Bancorp						Nine Months Ended September 30,
(Dollars in thousands, except per share data)	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022	2023	2022
GAAP net interest income	$199,773	$165,271	$149,899	$135,137	$159,032	$514,943	$488,583

GAAP non-interest income	$17,775	$15,997	$18,121	$7,345	$(9,017)	$51,893	$24,927
Loss on sale of consumer installment loans	—	—	—	—	23,465	—	23,465
Loss on sale of capital call lines of credit	—	5,037	—	—	—	5,037	—
(Gains) losses on investment securities	626	62	(62)	16,909	2,394	626	6,965
Derivative credit valuation adjustment	(192)	(130)	259	252	(461)	(63)	(1,873)
Core non-interest income	18,209	20,966	18,318	24,506	16,381	57,493	53,484
Core revenue	$217,982	$186,237	$168,217	$159,643	$175,413	$572,436	$542,067

GAAP non-interest expense	$89,466	$89,297	$80,133	$78,419	$76,198	$258,896	$226,210
Severance expense	—	(182)	(809)	—	(1,363)	(991)	(1,363)
Impairments on fixed assets and leases	—	(15)	(109)	—	(162)	(124)	(1,362)
Core non-interest expense	$89,466	$89,100	$79,215	$78,419	$74,673	$257,781	$223,485

Core efficiency ratio (1)	41.04%	47.84%	47.09%	49.12%	42.57%	45.03%	41.23%

(1) Core efficiency ratio calculated as core non-interest expense divided by core revenue.

Tangible Common Equity to Tangible Assets - Customers Bancorp

(Dollars in thousands, except per share data)	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022
GAAP total shareholders' equity	$1,561,607	$1,456,652	$1,421,020	$1,402,961	$1,386,931
Reconciling items:
Preferred stock	(137,794)	(137,794)	(137,794)	(137,794)	(137,794)
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,629)	(3,629)
Tangible common equity	$1,420,184	$1,315,229	$1,279,597	$1,261,538	$1,245,508

GAAP total assets	$21,857,152	$22,028,565	$21,751,614	$20,896,112	$20,367,621
Reconciling items:
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,629)	(3,629)
Tangible assets	$21,853,523	$22,024,936	$21,747,985	$20,892,483	$20,363,992

Tangible common equity to tangible assets	6.5%	6.0%	5.9%	6.0%	6.1%

Tangible Common Equity to Tangible Assets, excluding PPP - Customers Bancorp

(Dollars in thousands, except per share data)	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022
GAAP total shareholders' equity	$1,561,607	$1,456,652	$1,421,020	$1,402,961	$1,386,931
Reconciling items:
Preferred stock	(137,794)	(137,794)	(137,794)	(137,794)	(137,794)
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,629)	(3,629)
Tangible common equity	$1,420,184	$1,315,229	$1,279,597	$1,261,538	$1,245,508

GAAP total assets	$21,857,152	$22,028,565	$21,751,614	$20,896,112	$20,367,621
Loans receivable, PPP	(137,063)	(188,763)	(246,258)	(998,153)	(1,154,632)
Total assets, excluding PPP	$21,720,089	$21,839,802	$21,505,356	$19,897,959	$19,212,989
Reconciling items:
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,629)	(3,629)
Tangible assets, excluding PPP	$21,716,460	$21,836,173	$21,501,727	$19,894,330	$19,209,360

Tangible common equity to tangible assets, excluding PPP	6.5%	6.0%	6.0%	6.3%	6.5%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Tangible Book Value per Common Share - Customers Bancorp

(Dollars in thousands, except share and per share data)	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022
GAAP total shareholders' equity	$1,561,607	$1,456,652	$1,421,020	$1,402,961	$1,386,931
Reconciling Items:
Preferred stock	(137,794)	(137,794)	(137,794)	(137,794)	(137,794)
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,629)	(3,629)
Tangible common equity	$1,420,184	$1,315,229	$1,279,597	$1,261,538	$1,245,508

Common shares outstanding	31,311,254	31,282,318	31,239,750	32,373,697	32,475,502

Tangible book value per common share	$45.36	$42.04	$40.96	$38.97	$38.35

Core Loans (Total Loans and Leases, excluding PPP)

(Dollars in thousands, except per share data)	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022
Total loans and leases	$13,713,482	$13,910,907	$15,063,034	$15,794,671	$15,336,688

Loans receivable, PPP	(137,063)	(188,763)	(246,258)	(998,153)	(1,154,632)
Core Loans (Total loans and leases, excluding PPP)	$13,576,419	$13,722,144	$14,816,776	$14,796,518	$14,182,056

Core Loans Held for Investment (Total Loans and Leases Held for Investment, excluding PPP)

(Dollars in thousands, except per share data)	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022
Total loans and leases, held for investment	$13,563,114	$13,832,799	$14,638,977	$15,466,359	$15,331,464

Loans receivable, PPP	(137,063)	(188,763)	(246,258)	(998,153)	(1,154,632)
Core Loans Held for Investment (Total loans and leases held for investment, excluding PPP)	$13,426,051	$13,644,036	$14,392,719	$14,468,206	$14,176,832

Total Assets, excluding PPP

(Dollars in thousands, except per share data)	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022
Total assets	$21,857,152	$22,028,565	$21,751,614	$20,896,112	$20,367,621

Loans receivable, PPP	(137,063)	(188,763)	(246,258)	(998,153)	(1,154,632)
Total assets, excluding PPP	$21,720,089	$21,839,802	$21,505,356	$19,897,959	$19,212,989

Coverage of credit loss reserves for loans and leases held for investment, excluding PPP

(Dollars in thousands, except per share data)	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022
Loans and leases receivable	$12,600,548	$12,826,531	$13,391,610	$14,143,047	$13,762,374

Loans receivable, PPP	(137,063)	(188,763)	(246,258)	(998,153)	(1,154,632)
Loans and leases held for investment, excluding PPP	$12,463,485	$12,637,768	$13,145,352	$13,144,894	$12,607,742

Allowance for credit losses on loans and leases	$139,213	$139,656	$130,281	$130,924	$130,197

Coverage of credit loss reserves for loans and leases held for investment, excluding PPP	1.12%	1.11%	0.99%	1.00%	1.03%